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EXHIBIT 10.4

SECURITY AGREEMENT
Made by
HERBST GAMING, INC.
and
CARDIVAN COMPANY
CORRAL COIN, INC.
CORRAL COUNTRY COIN, INC.
E-T-T, INC.
E-T-T ENTERPRISES L.L.C.
FLAMINGO PARADISE GAMING, LLC
MARKET GAMING, INC.

collectively, as Debtor
to

BANK OF NEW YORK,
as Trustee

Acting on behalf of the Holders of the Notes,
as Secured Party

August 24, 2001

SECURITY AGREEMENT

    THIS SECURITY AGREEMENT (this "Agreement") is made as of the 24th day of August, 2001, by Herbst Gaming, Inc., a Nevada corporation (the "Company") and each of its subsidiaries listed on Schedule A attached hereto (collectively, the "Subsidiaries"), to and for the benefit of The Bank of New York, a New York banking corporation, as trustee under the Indenture ("Trustee") for itself and the holders of the Notes issued under the Indenture (the "Holders"). The Company and each of the Subsidiaries are individually referred to herein as "Debtor" and collectively, the "Debtors".

RECITALS

    A.  Each Debtor is a party to that certain Indenture, dated as of the date hereof (the "Indenture"), among the Trustee, the Company, as issuer and the Subsidiaries, each as guarantors, under which the Company has issued $170,000,000 principal amount of its 10 3/4% Senior Secured Notes due 2008 (the "Notes"). The Trustee acting on behalf of the Holders is hereinafter referred to as the "Secured Party".

    B.  As a condition precedent to the purchase of the Notes under the Indenture, each Debtor must execute and deliver this Agreement granting Secured Party a security interest in the Collateral (as hereinafter defined).

    C.  Based on the foregoing premises, and in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor hereby agrees as follows:

ARTICLE 1
DEFINITIONS

    Section 1.01  Definitions.  When used herein, (a) the terms Certificated Security, Chattel Paper, Deposit Account, Document, Equipment, Financial Asset, Fixture, Goods, Inventory, Instrument, Investment Property, Security, Security Entitlement and Uncertificated Security have the respective meanings assigned thereto in the Code (as defined below); (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Indenture; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

      Account Debtor means the party who is obligated on or under any Account Receivable, Contract Right or General Intangible.

      Account Receivable means any right of Debtors to payment for goods sold or leased or for services rendered.

      Code means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in any jurisdiction other than the State of New York, "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

      Collateral means all property and rights of Debtors in which a security interest is granted hereunder.

      Computer Hardware and Software means all of Debtors' rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

      Contract Rights means any rights of Debtors (including, without limitation, all rights to payment) under each of the Contract.

      Contracts means all contracts or other agreements between any Debtor and one or more additional parties, including, without limitation, all of the contracts described on Exhibit A attached hereto, excluding, however, those certain unassignable contracts listed on Exhibit B.

      Event of Default has the meaning set forth in Section 7.01 hereof.

      Collateral Documents means the Collateral Documents (as defined in the Indenture).

      FF&E Collateral or FF&E means all of Debtors' furniture, fixtures and equipment as generally described on Part 1 of Schedule B attached hereto and more specifically described on Part 2 of Schedule A attached hereto (as may be supplemented, amended or modified from time to time), whether now or hereafter deemed to be (i) a movable piece of personal property, or (ii) affixed to the immovable (real) property such that it may be deemed a component part of the immovable (real) property, in each case, under applicable Nevada or federal law, or otherwise, and, in each such case, together with all substitutions therefor, replacements thereof and additions thereto, and all proceeds of and from any and all of the foregoing, excluding, however those certain items of furniture, fixtures and equipment located in or affixed to the Terrible's Hotel & Casino in Las Vegas, Nevada, as of the date hereof.

      General Intangibles means all of Debtors' "general intangibles" as defined in the Code and, in any event, includes (without limitation) all of Debtors' trademarks and goodwill of the business relating thereto, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests, rights to indemnification, all contractual rights and obligations or indebtedness owing to Debtors from whatever source arising, all things in action, rights represented by judgments, claims arising out of tort and other claims relating to the Collateral (including the right to assert and otherwise be the proper party of interest to commence and prosecute actions), and all rights in respect of any pension plan or similar arrangement maintained for employees of Debtors.

      Intellectual Property means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

      Non-Tangible Collateral means collectively, Debtors' Accounts Receivable, Contract Rights and General Intangibles.

      Obligations means (i) the payment when due of indebtedness evidenced by the Notes in the principal sum not to exceed at any time outstanding of $170,000,000, interest (including post-petition interest) as set forth in the Indenture and the Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the Notes, the Indenture or the Collateral Documents; and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

      Obligor means any Person, other than Debtors, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

ARTICLE 2
SECURITY INTEREST

    Section 2.01  Grant of Security Interest.  As security for the prompt and complete payment and performance of the Obligations, Debtors grant to Secured Party a continuing security interest in, Lien upon, and right of set-off against the following, whether now or hereafter existing or acquired:

    All of Debtors' right, title and interest in, to and under the following:

        (i)  Accounts Receivable;

        (ii) Certificated Securities;

        (iii) Chattel Paper;

        (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

        (v) all Contracts, together with all Contract Rights arising thereunder;

        (vi) Deposit Accounts;

        (vii) Documents;

        (viii) Financial Assets;

        (ix) General Intangibles;

        (x) Goods (including all of its Equipment, Fixtures and Inventory) and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

        (xi) Instruments;

        (xii) Intellectual Property;

        (xiii) Investment Property;

        (xiv) letters of credit and letter of credit rights;

        (xv) money (of every jurisdiction whatsoever);

        (xvi) proceeds of any litigation, arbitration or similar proceeding;

        (xvii) Security Entitlements;

        (xviii) Uncertificated Securities;

        (xix) the FF&E, and all indemnities, warranties and guaranties payable by reason of loss or damage to or with respect to any FF&E; and

        (xx) to the extent not included in the foregoing, all other personal property of any kind or description, wherever located and whenever acquired;

    together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) the grant of a security interest therein, Debtors' rights in such lease or license shall be excluded from the foregoing grant for so long as such prohibition continues, it being understood that upon request of the Secured Party, Debtors will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Secured Party in Debtors' rights under such lease or license.

    Notwithstanding the foregoing provisions of this Section 2.01, such grant of security interest shall not extend to, and the term "Collateral" shall not include any of the foregoing property that is, pursuant to mandatory provisions of applicable law, prohibited from being pledged as security or for which necessary gaming approvals have not been received; provided that, with respect to the preceding clause, upon the termination of such prohibitions for any reason whatsoever or in the event such prohibitions are or become unenforceable under applicable law, such foregoing property shall automatically become Collateral hereunder and, provided further, that upon request of the Secured Party, Debtors will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Trustee in Debtors' rights under such lease or license. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred, all dividends, distributions, interest and principal payments, cash, instruments, and other property and proceeds made upon or with respect to or of the Collateral may be used by such Debtors subject to the terms and conditions of the Indenture. Upon the occurrence of a Default or an Event of Default, all rights of such Debtors to receive all such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall cease, and such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall be paid or otherwise delivered to the Secured Party. It is expressly contemplated that additional property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

    In order to induce Secured Party to accept this Agreement, Debtors represent and warrant to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

    Section 3.01  Ownership of Collateral; Absence of Encumbrances and Restrictions.  After giving effect to the use of the proceeds of the Notes, Debtors are, and in the case of property acquired after the date hereof, will be, the sole legal and beneficial owner of the Collateral holding good and indefeasible title to the same, free and clear of all Liens except for Permitted Liens and the Debtors have full right, power and authority to assign and grant a security interest in the Collateral to Secured Party as provided herein.

    Section 3.02  No Required Consent.  Except for such authorizations, consents or approvals previously obtained and in effect as of the date hereof, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements and the other documents required to perfect or maintain the perfection of the Liens granted hereby) is required for (i) the due execution, delivery and performance by each Debtor of this Agreement, (ii) the grant by each Debtor of the security interest granted by this Agreement, (iii) the perfection of such security interest or (iv) the exercise by Secured Party of its rights and remedies under this Agreement, except as may be required by applicable Gaming Laws or in connection with the disposition of Collateral or by federal or state securities laws or antitrust laws.

    Section 3.03  Security Interest.  After giving effect to the use of proceeds of the Notes, the grant of the security interest in and Lien on the Collateral pursuant to this Agreement creates a valid and continuing security interest in and Lien on the Collateral, enforceable against Debtors, and, upon the filing of financing statements in the office of the Secretary of the State of Nevada, the security interests granted hereby will be perfected, prior to all other Liens, enforceable against third parties and securing payment of the Obligations.

    Section 3.04  No Filings By Third Parties.  After giving effect to the use of proceeds of the Notes, and other than any financing statement or other public notice or recording naming Secured Party as the secured party therein or financing statements with respect to Permitted Liens, no financing statement or other public notice or recording covering the Collateral is on file in any public office and Debtors have not signed any document or agreement authorizing the filing of any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.

    Section 3.05  Name; No Name Changes.  Set forth on Exhibit C hereto is the true and correct legal name of each of the Debtors, and, except as described on Exhibit C hereto, none of the Debtors have, during the preceding five (5) years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by them herein.

    Section 3.06  Location of Debtor and Collateral; Intellectual Property.  Debtors' chief executive office, principal place of business and the locations of their respective records concerning the Collateral are set forth on Exhibit C hereto. Any Collateral not at such location(s) nevertheless remains subject to Secured Party's security interest. Except as disclosed on Exhibit C hereto, all tangible Collateral of Debtors are located at the locations set forth on Exhibit C hereto. Debtors represent and warrant that they have no Intellectual Property which has been registered or for which applications for registration are pending.

    Section 3.07  Collateral.  All statements or other information provided by Debtors to Secured Party describing or with respect to the Collateral is (or, in the case of subsequently furnished information, will be when provided) correct and complete in all material respects. The delivery at any time by Debtors to Secured Party of additional descriptions of Collateral shall constitute a representation and warranty by Debtors to Secured Party hereunder that the representations and warranties of this Article 3 are correct in all material respects insofar as they would pertain to such Collateral or the descriptions thereof, except as indicated therein.

    Section 3.08  Delivery of Documents.  All FF&E Collateral subject to applicable certificate of title statutes are covered by effective certificates of title which identify the Secured Party's security interest therein and which further provide that such items of FF&E Collateral will not be subject to any other certificates of title. With respect to any Collateral covered by one or more certificates of title or other documents of title evidencing ownership or possession thereof, each of such certificates or documents of title shall, after the occurrence of an Event of Default and upon the request of the Secured Party, be delivered to Secured Party (provided that all certificates of title and documents of title referred to in Article 2 hereof shall be subject to the security interest created by this Agreement irrespective of whether or not such delivery shall have been made).

    Section 3.09  Taxpayer Identification Number.  The federal taxpayer identification number of each Debtor is set forth on Exhibit C hereto.

ARTICLE 4
COVENANTS AND AGREEMENTS

    Each Debtor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

    Section 4.01  Change in Location of Collateral or Debtor.  Except with respect to Collateral under repair or temporarily in transit between locations (and in any such case, for a period not to exceed four (4) months), Debtors will not change the location of the Collateral (except for (a) Collateral held by Secured Party, (b) motor vehicles and rolling stock, and (c) Collateral temporarily in transit between locations) to any state, county or other jurisdiction in which Secured Party has not already filed a financing statement or taken other necessary steps to perfect or maintain its security interests in the Collateral without Secured Party's prior written consent and the delivery of such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral. Debtors will not change the location of their respective chief executive office, principal place of business or the locations of Debtors' records concerning the Collateral unless such Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral.

    Section 4.02  Change in a Debtor's Name or Corporate Structure.  Debtors will not change their respective name, identity, state of organization, or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) unless such Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest on the Collateral.

    Section 4.03  Documents; Collateral in Possession of Third Parties.  If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, Debtors will, after the occurrence of an Event of Default and upon the request of the Secured Party, cause the interest of Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to Secured Party. If any material portion of the Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, Debtors shall notify such Person of Secured Party's security interest in such Collateral. Upon Secured Party's request, Debtors shall instruct any such Person to hold all such Collateral for Secured Party's account subject to Debtors' instructions, or, if an Event of Default shall have occurred, subject to Secured Party's instructions.

    Section 4.04  Delivery of Letters of Credit and Instruments.  After the occurrence of an Event of Default and upon the request of the Secured Party, Debtors will deliver each letter of credit, if any, included in the Collateral to Secured Party, in each case forthwith upon receipt by or for the account of Debtors. After the occurrence of an Event of Default and upon the request of the Secured Party, if any Non-Tangible Collateral becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money (other than checks or drafts in payment of Non-Tangible Collateral collected by Debtors in the ordinary course of business prior to notification by Secured Party under Section 7.02(g)), Debtors will immediately deliver such instrument to Secured Party appropriately endorsed and, regardless of the form of presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, Debtors will remain liable thereon until such instrument is paid in full.

    Section 4.05  Sale, Disposition or Encumbrance of Collateral.  Except as expressly permitted pursuant to the provisions of the Indenture and Article 5 of this Agreement or with Secured Party's prior written consent, Debtors will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, substitute, replace, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

    Section 4.06  Records and Information.  Each Debtor shall keep accurate and complete records of the Collateral (including proceeds) owned or controlled by same. Secured Party may at any time upon reasonable prior notice have access during normal business hours to examine, audit, make extracts from and inspect without hindrance or delay Debtors' records, files and the Collateral. Debtors will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral, for the purpose of perfecting a security interest in the Collateral. Debtors will also promptly furnish such information as Secured Party may from time to time reasonably request regarding the Collateral or Secured Party's rights or remedies with respect thereto.

    Section 4.07  Reimbursement of Expenses.  Each Debtor hereby assumes all liability for the Collateral, the security interests created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral. Each Debtor agrees to indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including, without limitation, court costs and reasonable attorneys' fees, incurred because of, incident to, or with respect to the Collateral (including, without limitation, any use, possession, maintenance or management thereof, or any injuries to or deaths of Persons or damage to property, except to the extent caused by the gross negligence or willful misconduct of the Secured Party). All amounts for which Debtors are liable pursuant to this Section 4.07 shall be due and payable by Debtors to Secured Party upon demand. If Debtors fail to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party pays such amount, the same shall be due and payable by Debtor to Secured Party, plus interest thereon from the date of Secured Party's demand (or from the date of Secured Party's payment if demand is not made due to such proceedings) at the interest rate applicable to overdue principal as provided in the Notes.

    Section 4.08  Further Assurances.  Upon the request of Secured Party, each Debtor shall (at such Debtor's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

    Section 4.09  Inventory.  Debtors may use the Inventory in any lawful manner not inconsistent with this Agreement and the Indenture and with the terms of insurance thereon.

    Section 4.10  Use, Possession and Control of Collateral.  Debtors will not use any Collateral in violation in any material respect of any law, statute, ordinance, regulation or administrative order, or suffer it to be so used. Debtors shall procure and maintain in effect all material licenses, registrations, certificates, permits, approvals and consents required of it by applicable law or any governmental authority in connection with the ownership, delivery, installation, use and/or operation of the Collateral (including, without limitation, the FF&E). The Collateral will at all times be and remain in the possession and control of Debtors, subject only to Section 4.01 and Article 5 of this Agreement.

    Section 4.11  Collateral Attached to Other Property.  In the event that the Collateral may be considered attached or affixed to any immovable (real) property, Debtors hereby agree that this Agreement may be filed for record in any appropriate records as a financing statement which is a fixture filing, and the interests granted herein may be further perfected by the filing of a deed of trust (as contemplated by the Indenture). In connection therewith, Debtors will take whatever action is required by Section 4.08. If one of the Debtors is not the record owner of such immovable (real) property, Debtors will provide Secured Party with any additional security agreements or financing statements necessary for the perfection of Secured Party's security interest in the Collateral. If the Collateral is wholly or partly affixed to the immovable (real) property or installed in or affixed to other goods, Debtors will, on demand of Secured Party, use their best efforts to furnish Secured Party with landlord's waivers, signed by all Persons having an interest in the immovable (real) property or other goods to which the Collateral may have become affixed, permitting the Secured Party to have access to the Collateral at all reasonable times and granting the Secured Party a reasonable period of time in which to remove the Collateral after the occurrence of an Event of Default.

ARTICLE 5
MAINTENANCE AND REPAIR; ALTERATION AND ADDITIONS

    Each Debtor covenants and agree

    Section 5.01  Maintenance and Repair; Compliance with Law.

      (a) Debtor, at its own expense, shall at all times maintain the Collateral in good and safe order, operating condition and repair (ordinary wear and tear excepted), substantially in conformance with the maintenance and repair standards and procedures as are set forth in the manufacturer's manuals pertaining to same (and in any event to at least as high a standard of maintenance and repair as Debtor and/or its Affiliates observe with respect to similar equipment owned or leased by Debtor or any such Affiliate) and as otherwise required to enforce claims against each vendor or manufacturer of each item of Collateral and in compliance in all material respects with applicable laws and the standards imposed by insurance policies required to be maintained under the Indenture and this Agreement with respect to the Collateral.

      (b) In addition, Debtor shall make all necessary or appropriate repairs, replacements, substitutions and modifications in respect of the Collateral (or any component thereof) which may be required to keep the Collateral in the condition required above.

    Section 5.02  Alterations.

      (a) If any item of Collateral or individual components thereof is required to be altered, added to, replaced, improved or modified in order to comply with applicable laws (a "Required Alteration"), Debtor shall diligently proceed to make such Required Alterations at its own expense.

      (b) Debtor, at its own expense, may make any alteration, addition, replacement, improvement or modification to any item of Collateral (a "Permitted Alteration"), or remove any part that becomes worn out, broken or obsolete, if Debtor continues to be in compliance with Section 5.01 above and such action, when completed, will be of such character as not to adversely affect (i) the current fair market value of the item of Collateral (ii) the originally anticipated use or function thereof, as applicable, and (iii) the originally anticipated residual value of the item of Collateral.

      (c) All Alterations shall be completed in a commercially reasonable manner and shall not, when completed, violate the terms of any restriction, easement, servitude, condition, covenant or other matter affecting the Collateral.

      (d) Secured Party is not responsible for confirming that Alterations were made in conformity with the requirements of this Section 5.02.

    Section 5.03  Replacement and Substitution.  Debtor may sell or replace Collateral in accordance with the terms and conditions set forth in the Indenture and this Agreement; provided, however, to the extent Debtor desires to replace Collateral (including gaming equipment) with a fair market value of $25,000.00 or more, individually, or $100,000.00 or more, in the aggregate, in one transaction or a series of related transactions, Debtor must deliver (i) a replacement notice to Secured Party at least fifteen (15) days prior to the date of the proposed substitution, (ii) an Officers' Certificate certifying that the replacement item(s) meet the suitability standard set forth below in this Section 5.03, and (iii) an amended Schedule B reflecting in sufficient detail the specific items of replacement Collateral. Upon a permitted replacement of Collateral pursuant to this Section 5.03, Trustee, upon Debtor's request, shall execute and deliver to Debtor any necessary amendments, modifications or terminations to the UCC Financing Statements, Fixture Filings, and other recordings and/or filings made to perfect the interest granted to Secured Party under this Agreement that may be required to release the replaced item from the terms of this Agreement, all at Debtor's expense. Replacement items of Collateral shall be owned by the Debtor, and title thereto shall be vested in Debtor upon such permitted replacement. Debtor shall record and/or file any and all UCC Financing Statements, Fixture Filings or other documents (including any modifications or amendments to same) necessary to perfect Secured Party's Lien on such replacement item or items. Upon such permitted replacement, Schedule B attached hereto shall be promptly amended to reflect such replacement. To be suitable as a replacement, such replacement item or items of Collateral must have at least substantially equivalent fair market value, in Debtor's reasonable business judgment, as the fair market value of the item or items of Collateral being replaced and be free and clear of all Liens other than Permitted Liens. Debtor acknowledges that, pursuant to Article II above, Secured Party has a valid and binding security interest in and to the proceeds of any and all sales or other dispositions of the Collateral, and any new items of Collateral purchased with such proceeds.

    Section 5.04  Maintenance and Repair Reports.  Debtor shall keep maintenance and repair reports as are customary for owners or operators of casinos, to indicate the nature and date of major work done to (or that affects) the Collateral. Such reports shall be kept on file by Debtor at its offices during the term of the Indenture, and shall be made available to Secured Party or Trustee upon reasonable request.

ARTICLE 6
RIGHTS, DUTIES AND POWERS OF SECURED PARTY

    Secured Party shall have the following rights, duties and powers:

    Section 6.01  Discharge Encumbrances.  After the occurrence of an Event of Default, Secured Party may, at its option, discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral, and may pay for insurance on the Collateral to the extent required by this Agreement or the Indenture and not obtained by Debtors. Debtors agree to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the interest rate applicable to overdue principal as provided in the Notes.

    Section 6.02  Licenses and Rights to Use Collateral.  After the occurrence of an Event of Default, in connection with any transfer or sale (to Secured Party or any other Person) of the Collateral, Secured Party is hereby granted a transferable license or other right to use, without any charge, any of Debtors' Intellectual Property in completing production, advertising or selling such Collateral except any of the foregoing property which is expressly prohibited by its terms from being assigned or licensed. After the occurrence of an Event of Default, Debtors' rights under all licenses and franchise agreements shall inure to the benefit of Secured Party and any transferee of all or any part of the Collateral.

    Section 6.03  Cumulative and Other Rights.  The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party or Trustee of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off (which set-off rights may be exercised only after the occurrence and during the continuance of an Event of Default). If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any Lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

    Section 6.04  Disclaimer of Certain Duties.

      (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Each Debtor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral. Nothing herein shall affect any obligation of Secured Party to the Holders under the Indenture or under applicable law.

      (b) Except as may be required by the Indenture, and to the fullest extent permitted by applicable law, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps reasonably necessary to preserve any rights against any Obligor, Account Debtor or other Person. Each Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor, Account Debtor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

    Section 6.05  Modification of Obligations; Other Security.  Except as specifically provided for in the Indenture, each Debtor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Each Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against such Debtor and without affecting such Debtor's liability hereunder or on the Obligations, from time to time to (x) after the occurrence of an Event of Default and after the acceleration of the Notes, apply the Collateral in the manner permitted by this Agreement or the Indenture and (y) after the occurrence of an Event of Default and after the acceleration of the Notes, renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

ARTICLE 7
EVENTS OF DEFAULT

    Section 7.01  Events of Default.  As used in this Agreement, each of the following events shall constitute an "Event of Default" hereunder:

      (a) Any default or breach of any covenant, agreement, condition, representation or warranty contained herein beyond any applicable cure period;

      (b) The occurrence of any "Event of Default" under the terms of the Indenture or any other Loan Document;

      (c) The value or priority of the security interest created hereby is impaired;

      (d) Any license or permit necessary for use and operation of the Collateral or any portion thereof is revoked or any proceeding to revoke the same is commenced or threatened.

      Debtor shall give Trustee and Secured Party prompt written notice of the occurrence of any Event of Default hereunder.

    Section 7.02  Remedies.  Upon the occurrence and continuance of an Event of Default, Secured Party may (with no obligation to do so) take any or all of the following actions without notice (except where expressly required below or in the Indenture) or demand to any Debtor:

      (a) Take possession of the Collateral, or at Secured Party's request Debtors shall, at Debtors' cost, assemble the Collateral and make it available at a location to be specified by Secured Party which is reasonably convenient to Debtors and Secured Party. In any event, Debtors shall bear the risk of accidental loss or damage to or diminution in value of the Collateral, and Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured.

      (b) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in its then condition or in any other commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party (including, without limitation, Debtors' premises), for cash at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Debtors, including any equity or right of redemption, stay or appraisal which any Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to lease or otherwise dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection (e) shall constitute disposition in a commercially reasonable manner.

      (c) Take possession of all books and records of Debtors pertaining to the Collateral. Secured Party shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

      (d) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity and in accordance with the provisions of the Indenture. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party.

      (e) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

      (f)  Execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Debtors; provided, however, Secured Party may specifically disclaim any warranties of title.

      (g) Notify or require Debtors to notify Account Debtors that the Non-Tangible Collateral has been assigned to Secured Party and direct such Account Debtors to make payments on the Non-Tangible Collateral directly to Secured Party. To the extent Secured Party does not so elect, Debtors shall continue to collect the Non-Tangible Collateral. Secured Party or its designee shall also have the right, in its own name or in the name of Debtors, to do any of the following: (i) to demand, collect, receipt for, settle, compromise any amounts due, give acquittances for, prosecute or defend any action which may be in relation to any monies due, or to become due by virtue of, the Non-Tangible Collateral; (ii) to sell, transfer or assign or otherwise deal in the Non-Tangible Collateral or the proceeds thereof or the related goods, as fully and effectively as if Secured Party were the absolute owner thereof; (iii) to extend the time of payment of any of the Non-Tangible Collateral, to grant waivers and make any allowance or other adjustment with reference thereto; (iv) to take control of cash and other proceeds of any Collateral; (v) to send a request for verification of the Non-Tangible Collateral to any Account Debtor; and (vi) to do all other acts and things necessary to carry out the intent of this Agreement.

      (h) The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits to foreclose the security interest and sell the Collateral or any portion thereof under a judgment of a court or courts of competent jurisdiction. For purposes of Nevada executory process procedures, each Debtor acknowledges the Obligations and does hereby confess judgment in favor of the Secured Party for the full amount of the Obligations. Each Debtor agrees that after an Event of Default the Secured Party may cause the Collateral to be seized and sold under executory or ordinary process, at the Secured Party's sole option, without appraisement, appraisement hereby being expressly waived, as an entirety or in parcels as the Secured Party may determine, to the highest bidder for cash, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Nevada law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. In the event the Collateral or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, Debtors and Secured Party agree that the court issuing such order shall, if petitioned for by Secured Party, direct the applicable sheriff to appoint as a keeper of the Collateral the Secured Party or any agent designated by the Secured Party at the time such seizure is effected. Secured Party shall be entitled to all of the rights and benefits afforded under applicable Nevada law, as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to $250.00 per day, which shall be payable monthly on the first day of each month. The designation of keeper made herein shall not be deemed to require the Secured Party to provoke the appointment of such a keeper.

      (i)  Exercise all other rights and remedies permitted by law or in equity.

    Section 7.03  Attorney-in-Fact.  Each Debtor hereby irrevocably appoints Secured Party as such Debtor's attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence of an Event of Default, but at such Debtor's cost and expense and without notice to such Debtor:

      (a) To obtain, adjust, sell and cancel any insurance with respect to the Collateral, and endorse any draft drawn by insurers of the Collateral. Secured Party may apply any proceeds or unearned premiums of such insurance to the Obligations (whether or not due).

      (b) To take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

    Section 7.04  Account Debtors.  Any payment or settlement of Non-Tangible Collateral made by an Account Debtor will be, to the extent of such payment or to the extent provided under such settlement, a release, discharge and acquittance of the Account Debtor with respect to such Non-Tangible Collateral, and Debtors shall take any action as may reasonably be required by Secured Party in connection therewith. No Account Debtor on any Non-Tangible Collateral will ever be bound to make inquiry as to the termination of this Agreement or the rights of Secured Party to act hereunder, but shall be fully protected by Debtors in making payment directly to Secured Party.

    Section 7.05  Liability for Deficiency.  If any sale or other disposition of Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release Debtors from their liability to Secured Party for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon at the rate then applicable under the Indenture, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the Indenture.

    Section 7.06  Reasonable Notice.  If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Debtors hereby agree that ten days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and in the case of private sale, the time after which such sale is to be made.

    Section 7.07  Non-judicial Enforcement.  Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Debtors expressly waive any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

ARTICLE 8
MISCELLANEOUS PROVISIONS

    Section 8.01  Notices.  Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Indenture.

    Section 8.02  Amendments and Waivers.  Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtors or any Obligor, or of any right, power or remedy of Secured Party, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Debtors hereby agree that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Debtors' obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by each of the Debtors hereto and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

    Section 8.03  Copy as Financing Statement.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral.

    Section 8.04  Possession of Collateral.  Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

    Section 8.05  Redelivery of Collateral.  If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Debtors such excess proceeds in accordance with the Indenture; provided, however, that Secured Party shall not be liable for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to Debtors.

    Section 8.06  Governing Law; Jurisdiction.  This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York (except to the extent that the laws of the State of Nevada govern the perfection and priority of the security interests granted hereby).

    Section 8.07  Gaming Laws and Regulations.  Each of the provisions of this Agreement is subject to, and shall be enforced in compliance with, any requirements imposed by any applicable Nevada

Gaming Authority. To the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to applicable Nevada gaming law. Due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of Collateral (or a portion thereof) may be delayed pending Gaming Authority approval.

    Section 8.08  Continuing Security Agreement

    A.  No action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to Section 7.02 hereof, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

    B.  To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 8.09.

    Section 8.09  Termination.  The grant of a security interest hereunder and all of Secured Party's rights, powers and remedies in connection therewith shall unless otherwise provided in the Indenture or this Agreement, remain in full force and effect until (A) payment in full of all amounts owed under the Notes and the Indenture, and (B) payment and performance of all other Obligations then due and owing under the Indenture, the Notes and the Collateral Documents. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.07 and the provisions of subsection 8.08(b) shall survive the termination of this Agreement.

      Upon any termination of this Agreement or release of any Collateral as permitted by the Indenture, the Trustee will, at the expense of Debtors, execute and deliver to Debtors such documents and take such other actions as Debtors shall reasonably request to evidence the termination of this Agreement or the release of such Collateral, as the case may be. Any such action taken by the Trustee shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interests in the Collateral, and shall be at the expense of Debtors.

    Section 8.10  Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by each of the Debtors hereto and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

    Section 8.11  Indenture.  This Agreement is subject to the terms, conditions and provisions of the Indenture. To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision.

    Section 8.12  Joint and Several Liability.  Each Debtor hereunder shall be jointly and severally liable for all obligations, conditions, covenants, costs, indemnities, expenses and other liabilities under this Agreement.

    Section 8.13  New Trustee.  The Bank of New York is acting hereunder solely in its capacity as Trustee under the Indenture, and all of the rights of Trustee set forth in the Indenture shall apply to Trustee's actions hereunder. To the extent this agreement contemplates payments by the Secured Party, the Trustee shall have no liability therefor, such liability continuing to be the liability of Debtors or realized through the value of any collateral for the Obligations.

    [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, each Debtor has caused this Security Agreement to be executed and delivered as of the date first set forth above.

DEBTORS:
Herbst Gaming, Inc.
By:	/s/ Edward J. Herbst
Name:	Edward J. Herbst
Title:	President and CEO
E-T-T, Inc.
By:	/s/ Edward J. Herbst
Name:	Edward J. Herbst
Title:	President and CEO
Flamingo Paradise Gaming, LLC
By:	/s/ Edward J. Herbst
Name:	Edward J. Herbst
Title:	Managing Member
Market Gaming, Inc.
By:	/s/ Edward J. Herbst
Name:	Edward J. Herbst
Title:	President and CEO
E-T-T Enterprises L.L.C.
By:	/s/ Edward J. Herbst
Name:	Edward J. Herbst
Title:	Managing Member
Cardivan Company
By:	/s/ Edward J. Herbst
Name:	Edward J. Herbst
Title:	President and CEO
Corral Coin, Inc.
By:	/s/ Edward J. Herbst
Name:	Edward J. Herbst
Title:	President and CEO
Corral Country Coin, Inc.
By:	/s/ Edward J. Herbst
Name:	Edward J. Herbst
Title:	President and CEO

SCHEDULE A
List of Subsidiaries

Cardivan Company, a Nevada corporation
Corral Coin, Inc., a Nevada corporation
Corral Country Coin, Inc., a Nevada corporation
E-T-T, Inc., a Nevada corporation
E-T-T Enterprises L.L.C., a Nevada limited liability company
Flamingo Paradise Gaming, LLC, a Nevada limited liability company
Market Gaming, Inc., a Nevada corporation

Schedule B
List of FF&E

1.
General Description of Categories of FF&E

    Gaming Equipment:

      Slot Machines
      Table Games
      Cage Equipment

    Operating Equipment:

      Kitchen Equipment
      Audio and Video Systems
      CCTV Equipment
      Telephone Systems
      Computers and Peripherals
      Switchgear and Generators
      Fire Pumps
      HVAC Equipment
      Elevators
      Escalators
      Exterior Signage
      Interior Signage

    Furniture and Furnishings

      Guestrooms
      Casino
      Food & Beverage
      Public Areas
      Back of House

2.
Specific Description

        [to be attached]

EXHIBIT A

List of Contracts

    1.  Trademark License Agreement dated August 24, 2001, between Herbst Gaming, Inc. as licensee and Terrible Herbst, Inc. as licensor.

A–1

EXHIBIT B

List of Slot Route Contracts

    1.  Gaming Devices License Agreement between Market Gaming, Inc. and Safeway, Inc. dated August 31, 1998.

    2.  Gaming Devices License Agreement between Market Gaming, Inc. and The Vons Company, Inc. dated August 31, 1998.

    3.  Settlement Agreement between Cardivan Company and Corral United, Inc., Jackpot Enterprises Inc. and Albertson's, Inc. dated November 18, 1999.

    4.  License Agreement (Modified by the Settlement Agreement) between Cardivan Company and Albertson's, Inc. dated September 16, 1998.

    5.  Agreement between Cardivan Company and KMART Corporation dated May 1, 1998.

    6.  License Agreement, as amended, between Corral Coin, Inc. and Rite Aid Corporation dated March 12, 1999, amendment dated March 27, 2000.

    7.  License Agreement, as amended, between Cardivan Company and Rite Aid Corporation dated March 12, 1999, amendment dated March 27, 2000.

    8.  License Agreement between Cardivan Company and Waremart, Inc. dated August 12, 1998.

    9.  License Agreement between E-T-T, Inc. and Terrible Herbst, Inc. dated December 20, 1999.

B–1

QuickLinks

EXHIBIT 10.4
EXHIBIT A
EXHIBIT B